Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Quantum-Si Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share	457(c	)	405,000(2)	$4.07(3)	$1,648,350	.0000927	$152.81
Total Offering Amounts						$1,648,350		$152.81
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$152.81(4)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Consists of 405,000 shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Class A common stock”) registered for resale.

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is calculated as the product of (i) 405,000 shares of Class A common stock and (ii) $4.07, the average of the high and low trading prices of the Class A common stock on The Nasdaq Stock Market on March 4, 2022 (within five business days prior to the date of this Post-Effective Amendment No. 1).

(4)
On July 2, 2021, the registrant paid $141,251.49 in connection with the Registration Statement on Form S-1 (File No. 333-257676) (the “Prior Registration Statement”) relating to the total proposed maximum offering price of $1,294,697,355.60. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement is registered hereby. As a result, the Registrant is paying $152.81 in connection with this Registration Statement.